EXHIBIT a.15

                             ARTICLES SUPPLEMENTARY

                             AETNA SERIES FUND, INC

                             ARTICLES SUPPLEMENTARY

     AETNA SERIES FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors, at its June 27, 2001 meeting, adopted resolutions increasing the total number of shares of stock that the Corporation shall have authority to issue to sixteen billion (16,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of sixteen million dollars ($16,000,000);

     SECOND: The Board of Directors, at its June 27, 2001 meeting, adopted resolutions designating and classifying one hundred fifty million (150,000,000) shares of capital stock of the Corporation as follows:

            Series                Class of Series     Number of Shares Allocated
            ------                ---------------     --------------------------

       Aetna Ascent Fund             Class O                 50,000,000

     Aetna Crossroads Fund           Class O                 50,000,000

      Aetna Legacy Fund              Class O                 50,000,000


     THIRD: The shares designated and classified in paragraph SECOND of these Articles Supplementary, shall have the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, conversion rights, and terms and conditions of redemption as set forth in paragraphs SEVENTH and EIGHTH of, and elsewhere in, and shall be subject to all provisions of, the Articles of Amendment and Restatement of the Corporation.

     FOURTH: The shares of the Corporation authorized and classified pursuant to paragraphs FIRST and SECOND of these Articles Supplementary have been so authorized and classified by the Board of Directors under the authority contained in the charter of the Corporation. The Board of Directors has increased the total number of shares of capital stock that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     FIFTH: Immediately prior to the effectiveness of these Articles Supplementary, the Corporation had the authority to issue fifteen billion (15,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of fifteen million dollars ($15,000,000), of which the Board of Directors had designated and classified fourteen billion, eight hundred fifty million (14,850,000,000) shares as follows:

                     Series                   Class of Series       Shares Allocated
                     ------                   ---------------       ----------------

         Aetna Money Market Fund                  Class I                1,000,000,000
                                                  Class A                1,000,000,000
                                                  Class B                1,000,000,000
                                                  Class C                1,000,000,000
                                                  Class O                1,000,000,000

         Aetna Bond Fund                          Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna Balanced Fund                      Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna Growth and Income Fund             Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna International Fund                 Class I                  200,000,000
                                                  Class A                  200,000,000
                                                  Class B                  200,000,000
                                                  Class C                  200,000,000
                                                  Class O                  200,000,000

         Aetna Government Fund                    Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna Small Company Fund                 Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna Growth Fund                        Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

                     Series                   Class of Series       Shares Allocated
                     ------                   ---------------       ----------------

         Aetna Ascent Fund                        Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                   50,000,000

         Aetna Crossroads Fund                    Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                   50,000,000

         Aetna Legacy Fund                        Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                   50,000,000

         Aetna Index Plus Large Cap Fund          Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna Index Plus Mid Cap Fund            Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna Index Plus Small Cap Fund          Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna Value Opportunity Fund             Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

                     Series                   Class of Series       Shares Allocated
                     ------                   ---------------       ----------------

         Aetna Technology Fund                    Class I                  100,000,000
                                                  Class A                  100,000,000
                                                  Class B                  100,000,000
                                                  Class C                  100,000,000
                                                  Class O                  100,000,000

         Aetna Principal Protection Fund I        Class A                  100,000,000
                                                  Class B                  100,000,000

         Aetna Principal Protection Fund II       Class A                  100,000,000
                                                  Class B                  100,000,000

         Aetna Principal Protection Fund III      Class A                  100,000,000
                                                  Class B                  100,000,000

         Aetna Principal Protection Fund IV       Class A                  100,000,000
                                                  Class B                  100,000,000

         Aetna Index Plus Protection Fund         Class A                  100,000,000
                                                  Class B                  100,000,000

         Brokerage Cash Reserves                                         1,000,000,000

     FIFTH: Immediately following the effectiveness of these Articles Supplementary, the Corporation will have authority to issue sixteen billion (16,000,000,000) shares of capital stock with a par value of $0.001 per share and with an aggregate par value of sixteen million dollars ($16,000,000) of which the Board of Directors has designated and classified fifteen billion (15,000,000,000) shares as set forth in paragraphs SECOND and FIFTH of these Articles Supplementary and, of which, one billion (1,000,000,000) shares remain unclassified.

IN WITNESS WHEREOF, Aetna Series Fund, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.


ATTEST:                                       AETNA SERIES FUND, INC.


/s/Michael J. Gioffre                         /s/ J. Scott Fox
-------------------------------               -------------------------------
Michael J. Gioffre                            J. Scott Fox
Secretary                                     President


Date:  6/27/01
      -----------------

CORPORATE SEAL